AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 2013.

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD ASSET MANAGEMENT INC.

(Exact name of Registrant as specified in its charter)

ONTARIO	1121, 1031, 1061, 1311, 2421, 4939, 6311	NOT APPLICABLE
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

BROOKFIELD PLACE, 181 BAY STREET

SUITE 300, P.O. BOX 762

TORONTO, ONTARIO M5J 2T3

(416) 363-9491

(Address and telephone number of Registrant’s principal executive offices)

TORYS LLP

1114 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTENTION: ANDREW J. BECK

(212) 880-6000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

COPIES TO:

TORYS LLP

1114 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTENTION: ANDREW J. BECK

(212) 880-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (            ) at (            ) (designate a time not sooner than seven calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (            ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Debt Securities
Class A Preference Shares
Class A Limited Voting Shares
Total	US$1,000,000,000	US$1,000,000,000	US$128,800

(1)	There are being registered under this Registration Statement such indeterminate number of Debt Securities, Class A Preference Shares and Class A Limited Voting Shares of the Registrant as shall have an aggregate initial offering price not to exceed US$1,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(2)	In United States dollars or the equivalent thereof in Canadian dollars.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 457(p) under the Securities Act, the registrant has offset $128,800 against the registration fee due under this Registration Statement. The Registrant previously paid $114,600 in registration fees in connection with its Registration Statement on Form F-10 (File No. 333-182092) filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2012 (the “June 2012 Registration Statement”). No securities were sold under the June 2012 Registration Statement. Of the $114,600 in registration fees paid in connection with the June 2012 Registration Statement, $20,300 was previously used to offset the registrant’s registration fees in connection with its Registration Statement on Form F-10 (File No. 333-189296) filed with the SEC on June 26, 2013. Accordingly, $94,300 of the registration fees paid in connection with the June 2012 Registration Statement is available for offset, and the Registrant is offsetting $94,300 in registration fees previously paid in connection with the June 2012 Registration Statement against the registration fee for this Registration Statement. In addition, the Registrant previously paid $136,400 in registration fees in connection with its Registration Statement on Form F-10 (File No. 333-185459) filed with the SEC on December 13, 2012 (the “December 2012 Registration Statement”). No securities were sold under the December 2012 Registration Statement. The Registrant is offsetting $34,500 of the registration fees previously paid in connection with the December 2012 Registration Statement against the registration fee for this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement relates to the Registrant’s Registration Statement on Form F-10 (File No. 333-189296) (the “Initial Registration Statement”). This Registration Statement constitutes a post-effective amendment to the Initial Registration Statement, and such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

Amendment No. 1 dated November 29, 2013 to the Short Form Base Shelf Prospectus dated June 26, 2013

This amendment, together with the short form base shelf prospectus dated June 26, 2013 constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

US$2,000,000,000

BROOKFIELD ASSET MANAGEMENT INC.

Debt Securities

Class A Preference Shares

Class A Limited Voting Shares

The short form base shelf prospectus of Brookfield Asset Management Inc. dated June 26, 2013 (the “Prospectus”) is amended by providing that the maximum aggregate offering amount of securities that may be offered and issued from time to time under the Prospectus is increased from US$1,000,000,000 to US$2,000,000,000 and, in particular, deleting the references to US$1,000,000,000 contained on the face page of the Prospectus and substituting therefor “US$2,000,000,000”. The first paragraph of the text on the face page of the Prospectus, as so amended, reads as follows:

“Brookfield Asset Management Inc. (the “Company”) may from time to time offer and issue (i) unsecured debt securities (“Debt Securities”), (ii) Class A Preference Shares (“Preference Shares”) and (iii) Class A Limited Voting Shares (“Class A Limited Voting Shares”) under this short form base shelf prospectus (“Prospectus”). The Debt Securities, the Preference Shares and the Class A Limited Voting Shares (collectively, the “Securities”) offered hereby may be offered separately or together, in one or more series in an aggregate principal amount of up to US$2,000,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are offered at an original issue discount, such greater amount as shall result in an aggregate offering price of US$2,000,000,000. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement (“Prospectus Supplement”) and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Company or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms and (iii) in the case of Class A Limited Voting Shares, the number of shares offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and are subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. The Company’s financial statements are subject to Canadian auditing and auditor independence standards and the standards of the Public Company Accounting Oversight Board.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Province of Ontario, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

AGENT FOR SERVICE OF PROCESS

Maureen Kempston Darkes, Lance Liebman, Youssef A. Nasr, Seek Ngee Huat, Diana L. Taylor, and Lord Gus O’Donnell are directors of the Company who reside outside of Canada (the “Non-Resident Directors”). The Non-Resident Directors have appointed the following agent for service of process in Canada:

Name of Person or Company	Name and Address of Agent

Maureen Kempston Darkes Lance Liebman Youssef A. Nasr Seek Ngee Huat Diana L. Taylor Lord Gus O’Donnell	Brookfield Asset Management Inc. Suite 300, Brookfield Place 181 Bay Street, Toronto, Ontario, Canada M5J 2T3

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Original Canadian purchasers of Preference Shares or Debt Securities that are convertible, exchangeable or exercisable securities will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Preference Shares or Debt Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that the Prospectus (as supplemented or amended) contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the Preference Shares or Debt Securities under the Prospectus (as supplemented or amended). This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

In an offering of Preference Shares or Debt Securities that are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the Preference Shares or Debt Securities, as applicable, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise, as applicable, of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE COMPANY

Dated:	November 29, 2013

The short form base shelf prospectus dated June 26, 2013 and this amendment, together with the documents incorporated in the prospectus by reference, will, as of the date of the last supplement to the prospectus relating to the securities offered by the prospectus and this amendment, and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by the prospectus and this amendment, and the supplement(s) as required by the securities legislation of all of the provinces of Canada.

(Signed) J. BRUCE FLATT Chief Executive Officer		(Signed) BRIAN D. LAWSON Chief Financial Officer

On behalf of the Board of Directors

(Signed) THE HONOURABLE Frank J. McKenna Director		(Signed) GEORGE S. TAYLOR Director

C-1

Base Shelf Prospectus

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, (416) 363-9491, and are also available electronically at www.sedar.com.

June 26, 2013

SHORT FORM BASE SHELF PROSPECTUS

US$1,000,000,000

BROOKFIELD ASSET MANAGEMENT INC.

Debt Securities

Class A Preference Shares

Class A Limited Voting Shares

Brookfield Asset Management Inc. (the “Company”) may from time to time offer and issue (i) unsecured debt securities (“Debt Securities”), (ii) Class A Preference Shares (“Preference Shares”) and (iii) Class A Limited Voting Shares (“Class A Limited Voting Shares”) under this short form base shelf prospectus (“Prospectus”). The Debt Securities, the Preference Shares and the Class A Limited Voting Shares (collectively, the “Securities”) offered hereby may be offered separately or together, in one or more series in an aggregate principal amount of up to US$1,000,000,000 (or the equivalent in other currencies or currency units) or, if any Debt Securities are offered at an original issue discount, such greater amount as shall result in an aggregate offering price of US$1,000,000,000. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement (“Prospectus Supplement”) and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Company or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms, (ii) in the case of the Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms and (iii) in the case of Class A Limited Voting Shares, the number of shares offered, the issue price and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

The Company’s head and registered office is at Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762, Toronto, Ontario, M5J 2T3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and are subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. The Company’s financial statements are subject to Canadian auditing and auditor independence standards and the standards of the Public Company Accounting Oversight Board.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Province of Ontario, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

The Company may sell Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the initial public offering price, the proceeds to the Company, the underwriting commissions and any other concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The outstanding Class A Preference Shares, Series 2, Series 4, Series 8, Series 9, Series 12, Series 13, Series 14, Series 17, Series 18, Series 21, Series 22, Series 24, Series 26, Series 28, Series 30, Series 32, Series 34, Series 36 and Series 37 are listed on the Toronto Stock Exchange. The outstanding Class A Limited Voting Shares are listed for trading on the New York, Toronto and NYSE Euronext stock exchanges.

Certain directors of the Company reside outside of Canada. Although each such director has appointed the Company, Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against such directors, even if such directors have appointed an agent for service of process.

There is no market through which the Debt Securities or the Preference Shares may be sold and purchasers may not be able to resell Debt Securities or Preference Shares purchased under this Prospectus. This may affect the pricing of the Debt Securities or the Preference Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Shares, and the extent of issuer regulation. See “Risk Factors”.

In this Prospectus, unless the context otherwise indicates, references to “we”, “us”, “our” and the “Company” refer to Brookfield Asset Management Inc. and references to “Brookfield” refer to the Company and its direct and indirect subsidiaries. All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the Company’s annual information form for the financial year ended December 31, 2012, dated April 1, 2013 (the “AIF”);

(b)	the Company’s audited comparative consolidated financial statements and the notes thereto for the financial years ended December 31, 2012 and 2011, together with the report of the independent registered chartered accountants thereon;

(c)	the management’s discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above;

(d)	the Company’s unaudited comparative interim consolidated financial statements for the three months ended March 31, 2013 and 2012;

(e)	the management’s discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in (d) above; and

(f)	the Company’s management information circular dated March 20, 2013.

All documents of the Company of the type referred to above and any material change reports (excluding confidential reports) which are required to be filed by the Company with the Ontario Securities Commission after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. In addition, any report on Form 6-K or Form 40-F filed by the Company with the Securities and Exchange Commission (the “Commission”) after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus if and to the extent expressly provided in such report.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

Where the Company updates its disclosure of earnings coverage ratios by a Prospectus Supplement, the Prospectus Supplement filed with applicable securities regulatory authorities that contains the most recent updated disclosure of earnings coverage ratios and any Prospectus Supplement supplying any additional or updated information the Company may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of the Prospectus Supplement.

Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement on Form F-10 relating to the Securities and of which this Prospectus is a part. The Company has not authorized anyone to provide different or additional information.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 telephone: (416) 363-9491, and are also available electronically at www.sedar.com.

AVAILABLE INFORMATION

The Company has filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form F-10 relating to the Securities and of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at: 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at l-800-SEC-0330 for further information on the public reference room. Certain of our filings are also electronically available from the Commission’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain forward-looking information and other “forward-looking statements” within the meaning of Canadian and United States securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of the Company and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

The words “expects,” “anticipates,” “plans,” “believes,” “estimates,” “seeks,” “intends,” “targets,” “projects,” “forecasts” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may,” “will,” “should,” “would” and “could”, which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters identify forward-looking statements. Although the Company believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the behaviour of financial markets, including fluctuations in interest and foreign exchange rates; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the effect of applying future accounting changes; business competition; operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which the Company operates; changes in tax laws; catastrophic events, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments including terrorist acts; and other risks and factors detailed in this Prospectus under the heading “Risk Factors” as well as in the AIF under the heading “Corporate Social Responsibility, Business Environment and Risks” and management’s discussion and analysis under the heading “Business Environment and Risks”, each incorporated by reference in this Prospectus, as well as in other documents filed by the Company from time to time with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

THE COMPANY

The Company is a global alternative asset manager with over US$175 billion in assets under management. Brookfield has over a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity and residential development. Brookfield has a range of public and private investment products and services, which leverage its expertise and experience and provide Brookfield with a competitive advantage in the markets where it operates. Brookfield’s Class A Limited Voting Shares are listed on the New York, Toronto and NYSE Euronext stock exchanges under the symbols “BAM”, “BAM.A” and “BAMA”, respectively.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, the net proceeds received by the Company from the sale of Securities will be used by the Company for general corporate purposes including the repayment of corporate debt.

DESCRIPTION OF CAPITAL STRUCTURE

The Company’s authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of Class A Limited Voting Shares, and 85,120 Class B Limited Voting Shares. As of June 25, 2013 , the Company had 10,465,100 Class A Preference Shares, Series 2; 4,000,000 Class A Preference Shares, Series 4; 2,600,000 Class A Preference Shares, Series 5; 4,000,000 Class A Preference Shares, Series 7; 1,652,384 Class A Preference Shares, Series 8; 6,347,606 Class A Preference Shares, Series 9; 7,000,000 Class A Preference Shares, Series 12; 9,999,000 Class A Preference Shares, Series 13; 665,000

Class A Preference Shares, Series 14; 4,000,000 Class A Preference Shares, Series 15; 7,810,200 Class A Preference Shares, Series 16; 8,000,000 Class A Preference Shares, Series 17; 8,000,000 Class A Preference Shares, Series 18; 13,700,000 Class A Preference Shares, Series 19; 13,513,510 Class A Preference Shares, Series 20; 6,000,000 Class A Preference Shares, Series 21; 12,000,000 Class A Preference Shares, Series 22; 11,000,000 Class A Preference Shares, Series 24; 10,000,000 Class A Preference Shares, Series 26; 9,400,000 Class A Preference Shares Series 28; 10,000,000 Class A Preference Shares, Series 30; 12,000,000 Class A Preference Shares, Series 32; 10,000,000 Class A Preference Shares, Series 34; 8,000,000 Class A Preference Shares, Series 36; 8,000,000 Class A Preference Shares, Series 37; 625,093,314 Class A Limited Voting Shares; and 85,120 Class B Limited Voting Shares issued and outstanding.

DESCRIPTION OF THE PREFERENCE SHARES

The following description sets forth certain general terms and provisions of the Preference Shares. The particular terms and provisions of a series of Preference Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Series

The Preference Shares may be issued from time to time in one or more series. The board of directors of the Company will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

The Preference Shares rank senior to the Class AA Preference Shares, the Class A Limited Voting Shares, the Class B Limited Voting Shares and other shares ranking junior to the Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. Each series of Preference Shares ranks on a parity with every other series of Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

The Company shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares as a class or create preference shares ranking in priority to or on parity with the Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose, in accordance with the provisions of the articles of the Company. Each holder of Preference Shares entitled to vote at a class meeting of holders of Preference Shares, or at a joint meeting of the holders of two or more series of Preference Shares, has one vote in respect of each C$25.00 of the issue price of each Preference Share held by such holder.

DESCRIPTION OF THE CLASS A LIMITED VOTING SHARES

The following description sets forth certain general terms and provisions of the Class A Limited Voting Shares. The particular terms and provisions of Class A Limited Voting Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Dividend Rights and Rights Upon Dissolution or Winding-Up

The Class A Limited Voting Shares rank on parity with the Class B Limited Voting Shares and rank after the Class A Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the board of directors of the Company) and return of capital on the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Voting Rights

Except as set out below under “Election of Directors”, each holder of a Class A Limited Voting Share is entitled to notice of, and to attend and vote at, all meetings of the Company’s shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and is entitled to cast at any such meeting one vote per Class A Limited Voting Share held. Subject to applicable law and in addition to any other required shareholder approvals, all matters approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Limited Voting Shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Limited Voting Shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

In the election of directors, holders of Class A Limited Voting Shares, together, in certain circumstances, with the holders of certain series of Class A Preference Shares, are entitled to elect one-half of the board of directors of the Company, provided that if the holders of Class A Preference Shares, Series 1, Series 2 or Series 3 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of Class A Limited Voting Shares, together, in certain circumstances with the holders of Class A Preference Shares, shall be reduced by the number of directors to be elected by holders of Class A Preference Shares, Series 1, Series 2 and Series 3. Holders of Class B Limited Voting Shares are entitled to elect the other one-half of the board of directors of the Company.

Each holder of Class A Limited Voting Shares has the right to cast a number of votes equal to the number of Class A Limited Voting Shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of Class A Limited Voting Shares in the election of directors. A holder of Class A Limited Voting Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder of Class A Limited Voting Shares sees fit. Where a holder of Class A Limited Voting Shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of Class A Limited Voting Shares will be deemed to have divided the holder’s votes equally among the candidates for whom the holder of Class A Limited Voting Shares voted.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

The Debt Securities will be issued under an indenture dated as of September 20, 1995, as supplemented, (the “Indenture”) between the Company and Computershare Trust Company of Canada (formerly, Montreal Trust Company of Canada), as trustee (the “Trustee”). The Indenture is subject to the provisions of the Business Corporations Act (Ontario) and, consequently, is exempt from the operation of certain provisions of the Trust Indenture Act of 1939 pursuant to Rule 4d-9 thereunder. A copy of the form of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part and is also available on the Company’s SEDAR profile at www.sedar.com. The following statements with respect to the Indenture and the Indenture Securities (as hereinafter defined) are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever particular sections or defined terms of the Indenture are referred to, the statement is qualified in its entirety by such reference. The term “Indenture Securities”, as used under this caption, refers to all securities issued under the Indenture, including the Debt Securities.

General

The Indenture does not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European currency units. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits the Company to increase the principal amount of any series of Indenture Securities previously issued and to issue such increased principal amount. (Section 301)

The applicable Prospectus Supplement will set forth the following terms relating to the offered Debt Securities: (1) the specific designation of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Company or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the Depository for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any other terms of the offered Debt Securities, including covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the Holders the right to tender Indenture Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction or in the event of a change in control of the Company. (Section 301)

Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 301)

The Indenture Securities and any coupons appertaining thereto will be unsecured and will rank pari passu with each other and with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. (Section 301)

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 302) Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Company has appointed the Trustee as Security Registrar. (Section 305)

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the Trustee in Toronto, Canada, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 305, 307 and 1002) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 307)

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. (Section 305)

The specific terms of the depository arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Registered Global Security, the Depository therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depository or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the Company if such Indenture Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depository therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the Depository for a Registered Global Security or its nominee is the registered owner thereof, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Company expects that the Depository for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Registered Global Security or a nominee thereof unless (A) such Depository (i) has notified the Company that it is unwilling or unable to continue as Depository for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depository is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Company determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustee a Company Order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture. (Section 305)

Consolidation, Merger, Amalgamation and Sale of Assets

The Company shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the “Successor Corporation”) unless: (a) the Company and the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments and do such things as, in the opinion of counsel, shall be necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor Corporation will have assumed all the covenants and obligations of the Company under the Indenture in respect of the Indenture Securities of every series and (ii) the Indenture Securities of every series will be valid and binding obligations of the Successor Corporation entitling the Holders thereof, as against the Successor Corporation, to all the rights of Holders of Indenture Securities under the Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each and every series or to the rights and powers of the Trustee under the Indenture. (Section 801)

Events of Default

Unless otherwise indicated in any Prospectus Supplement, each of the following will constitute an Event of Default under the Indenture with respect to Indenture Securities of any series: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase required to be made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the Indenture; (f) failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company’s Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the Indenture shall be deemed to be waived without further action on the part of the Trustee or the Holders; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company; and (h) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 501)

If an Event of Default (other than an Event of Default described in clause (g) above) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default described in clause (g) above with respect to the Indenture Securities of any series at the time outstanding shall occur, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see “— Modification and Waiver”.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Indenture Securities of that series. (Section 512)

No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or

Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 508)

The Company is required to furnish to the Trustee quarterly a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

Defeasance

The Indenture provides that, at the option of the Company, the Company will be discharged from any and all obligations in respect of the Outstanding Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on the Outstanding Securities (“Defeasance”). Such trust may only be established if, among other things: (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law which, in the Opinion of Counsel, provides that Holders of the Outstanding Securities will not recognize gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (ii) the Company has delivered to the Trustee an opinion of Canadian counsel or a ruling from Revenue Canada (now Canada Revenue Agency) to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Securities include Holders who are not resident in Canada); (iii) no Event of Default or event that, with the passing of time or the giving of notice or both, shall constitute an Event of Default shall have occurred or be continuing; (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (v) certain other customary conditions precedent are satisfied. The Company may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if the Company meets the conditions described in the preceding sentence at the time the Company exercises the Defeasance option.

The Indenture provides that, at the option of the Company, unless and until the Company has exercised its Defeasance option described in the preceding paragraph, the Company may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the Outstanding Securities (“Covenant Defeasance”). In the event the Company exercises its Covenant Defeasance option, the obligations under the Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if, among other things: (i) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (ii) the Company has delivered to the Trustee an opinion of Canadian counsel or a ruling from Revenue Canada (now Canada Revenue Agency) to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Indenture Securities include Holders who are not resident in Canada); (iii) no Event of Default or event that, with the passing of time or the giving of notice or both, shall constitute an Event of Default shall have occurred or be continuing; (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (v) certain other customary conditions precedent are satisfied. (Article Thirteen)

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Outstanding Security, (b) reduce the principal amount of (or the premium), or interest on, any Outstanding Security, (c) reduce the amount of the principal of any Outstanding Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, (f) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the Indenture, (g) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified or (i) following the mailing of any Offer to Purchase, modify any Offer to Purchase for such Outstanding Security required to be made pursuant to the terms of such Outstanding Security in a manner materially adverse to the Holders thereof. (Section 902)

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Outstanding Securities of such series, may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1009) Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities, on behalf of all holders of Outstanding Securities of such series, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture which under Article Nine of the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

Consent to Jurisdiction and Service

The Indenture provides that the Company irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York, 10019, as its agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments

Since a substantial portion of the Company’s assets are outside the United States, any judgment obtained in the United States against the Company, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

The Company has been informed by its Canadian counsel, Torys LLP (“Torys”), that a court of competent jurisdiction in the Province of Ontario would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a “New York Court”) that is subsisting and unsatisfied respecting the enforcement of the Indenture and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. The Company has been advised by Torys that a monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of Ontario if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in Ontario for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of Ontario in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

The Indenture and the Indenture Securities will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the Trustee which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 113)

The Trustee

The Trustee under the Indenture is Computershare Trust Company of Canada.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian generally accepted accounting principles and which has a term of at least 36 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with Canadian generally accepted accounting principles, plus, without duplication, Qualifying Subordinated Debt and Deferred Credits; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with U.S. Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada, or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every obligation that could not be considered as interest in accordance with Canadian generally accepted accounting principles under Interest Rate or Currency Protection Agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligator, Guarantor or otherwise.

“Deferred Credits” means the deferred credits of the Company and its Subsidiaries determined on a consolidated basis in accordance with Canadian generally accepted accounting principles.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Interest Rate or Currency Protection Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

“Qualifying Subordinated Debt” means Debt of the Company (i) which by its terms provides that the payment of principal of (and premium, if any) and interest on, and all other payment obligations in respect of, such Debt shall be subordinate to the prior payment in full of the Indenture Securities to at least the extent that no payment of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for so long as there exists any default in the payment of principal (or premium, if any) or interest on the Indenture Securities or any other default that, with the passing of time or the giving of notice or both, would constitute an event of default with respect to the Indenture Securities and (ii) which expressly by its terms gives the Company the right to make payments of principal in respect of such Debt in Common Stock of the Company.

“Stated Maturity”, when used with respect to any Indenture Security or any instalment of principal thereof or interest thereon, means the date specified in such Indenture Security as the fixed date on which the principal of such Indenture Security or such instalment of principal or interest is due and payable.

PLAN OF DISTRIBUTION

The Company may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents.

The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to the Company from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers or other persons acting as the Company’s agents to solicit offers by certain institutions to purchase the offered Securities directly from the Company pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company or its subsidiaries in the ordinary course of business.

Each series of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

RISK FACTORS

An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks relating to the Company described below, the risk factors set forth in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus. Specific reference is made to the sections entitled “Business Environment and Risks” in the management’s discussion and analysis of the Company, which is incorporated by reference in this Prospectus.

No Existing Trading Market

There is currently no market through which the Debt Securities or the Preference Shares may be sold and purchasers of Debt Securities or Preference Shares may not be able to resell such Debt Securities or Preference Shares purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Debt Securities or the Preference Shares after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities or the Preference Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Shares and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Stock Exchange Prices

The trading price of the Class A Limited Voting Shares in the open market is subject to volatility and cannot be predicted. Holders of Class A Limited Voting Shares may not be able to resell their Class A Limited Voting Shares at or above the price at which they purchased their Class A Limited Voting Shares due to such trading price fluctuations. The trading price could fluctuate significantly in response to factors both related and unrelated to Brookfield’s operating performance and/or future prospects, including, but not limited to: (i) variations in Brookfield’s quarterly or annual operating results and financial condition; (ii) changes in government laws, rules or regulations affecting Brookfield’s businesses; (iii) material announcements by Brookfield’s competitors; (iv) market conditions and events specific to the industries in which Brookfield operates; (v) changes in general economic conditions; (vi) differences between Brookfield’s actual financial and operating results and those expected by investors and analysts; (vii) changes in analysts’ recommendations or earnings projections; (viii) changes in the extent of analysts’ interest in covering the Company and its publicly-traded affiliates; (ix) the depth and liquidity of the market for the Class A Limited Voting Shares; (x) dilution from the issuance of additional equity; (xi) investor perception of Brookfield’s businesses and industries; (xii) investment restrictions; (xiii) Brookfield’s dividend policy; (xiv) the departure of key executives; (xv) sales of Class A Limited Voting Shares by senior management or significant shareholders; and (xvi) the materialization of other risks described in the Company’s management’s discussion and analysis.

Reliance on Subsidiaries

The Company conducts a significant amount of its operations through subsidiaries. Although the Debt Securities are senior obligations of the Company, they are effectively subordinated to all existing and future liabilities of the Company’s consolidated subsidiaries and operating companies. The Indenture does not restrict the ability of the Company’s subsidiaries to incur additional indebtedness. Because the Company conducts a significant amount of its operations through subsidiaries, the Company’s ability to service its indebtedness and pay dividends on its Securities is dependent on dividends and other distributions it receives from subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Company has an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.

Foreign Currency Risks

In addition, Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than Canadian dollars. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit Ratings

There is no assurance that any credit rating, if any, assigned to Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Securities.

Interest Rate Risks

Prevailing interest rates will affect the market price or value of the Debt Securities and the Preference Shares. The market price or value of the Debt Securities and the Preference Shares will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Dilution

The Company may undertake additional offerings of Class A Limited Voting Shares and of securities convertible into Class A Limited Voting Shares in the future. The increase in the number of Class A Limited Voting Shares issued and outstanding and the possibility of sales of such Class A Limited Voting Shares may depress the price of the Class A Limited Voting Shares. In addition, as a result of the issuance such additional Class A Limited Voting Shares, the voting power of the Company’s existing holders of Class A Limited Voting Shares will be diluted.

Ranking of the Debt Securities

The Debt Securities will not be secured by any assets of the Company. Therefore, holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the Debt Securities and would have a claim that ranks equal with the claim of holders of Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

EXEMPTIVE RELIEF

Pursuant to a decision document dated October 18, 2011 issued by the applicable securities regulators, the Company was granted exemptive relief from certain of the restricted securities requirements in National Instrument 51-102 Continuous Disclosure Obligations, National Instrument 41-101 General Prospectus Requirements and Ontario Securities Commission Rule 56-501 – Restricted Shares.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Company by Torys in Toronto, Ontario, and New York, New York. The partners and associates of Torys, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the Registration Statement on Form F-10 of which this Prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; the consent of Deloitte LLP; the consent of Torys; powers of attorney; and the trust indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Original purchasers of Preference Shares or Debt Securities that are convertible, exchangeable or exercisable securities will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Preference Shares or Debt Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the Preference Shares or Debt Securities under this Prospectus (as supplemented or amended). This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

In an offering of Preference Shares or Debt Securities that are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the Preference Shares or Debt Securities, as applicable, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise, as applicable, of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE COMPANY

Dated: June 26, 2013

This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all of the provinces of Canada.

(signed) J. BRUCE FLATT		(signed) BRIAN D. LAWSON
Chief Executive Officer		Chief Financial Officer

On behalf of the Board of Directors

(signed) THE HONOURABLE		(signed) GEORGE S. TAYLOR
FRANK J. MCKENNA		Director
Director

C - 1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

Under the Business Corporations Act (Ontario), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of the Company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Company or such other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the board of directors of the Company approved a resolution (the “Resolution”) dated August 1, 1997 providing for the following:

(i) the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate (except in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor), if,

(a) he or she acted honestly and in good faith with a view to the best interests of the Company, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

(ii) the Company shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Company or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

(iii) notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or body corporate, if the person seeking indemnity,

(a) was substantially successful on the merits in his or her defense of the action or proceeding, and

(b) fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of the Company limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the Resolution.

A policy of directors’ and officers’ liability insurance is maintained by the Company which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the Resolution or as required or permitted by law.

Insofar as indemnification for liabilities under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	Annual Information Form of the Company for the financial year ended December 31, 2012, dated April 1, 2013 (incorporated by reference from Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.2	Audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2012 and 2011, together with the report of the independent registered chartered accountants thereon (incorporated by reference from Exhibit 99.2 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.3	Management’s discussion and analysis for the audited comparative consolidated financial statements referred to in Exhibit 4.2 above (incorporated by reference from Exhibit 99.2 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.4	Unaudited comparative interim consolidated financial statements of the Company for the three and nine months ended September 30, 2013 and 2012 (incorporated by reference from Exhibit 1 to the Company’s Form 6-K filed on November 14, 2013).

4.5	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements referred in Exhibit 4.4 above (incorporated by reference from Exhibit 1 to the Company’s Form 6-K filed on November 14, 2013).

4.6	Management information circular dated March 20, 2013 (incorporated by reference from Exhibit 99.2 to the Company’s Form 6-K filed on April 9, 2013).

5.1	Consent of Deloitte LLP.

5.2	Consent of Torys LLP.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement).

7.1	Trust Indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to the Company’s Form F-9 filed on January 21, 2004).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.	CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrently with the filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, the Trustee under the Indenture (as successor to Montreal Trust Company), will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Company or the Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on November 29, 2013.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber

Name: A.J. Silber

Title: VP, Legal Affairs

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of J. Bruce Flatt and Brian D. Lawson his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities and on November 29, 2013.

SIGNATURE	TITLE

/s/ J. Bruce Flatt J. Bruce Flatt	Senior Managing Partner, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian D. Lawson Brian D. Lawson	Senior Managing Partner and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lord O’Donnell Lord O’Donnell	Director

/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director

Director
Jack L. Cockwell

SIGNATURE	TITLE

/s/ David W. Kerr David W. Kerr	Director

Director
Robert J. Harding

/s/ Philip B. Lind Philip B. Lind	Director

Director
Seek Ngee Huat

/s/ Frank J. McKenna Frank J. McKenna	Chairman of the Board of Directors

/s/ George S. Taylor George S. Taylor	Director

Director
James A. Pattison

Director
Diana L. Taylor

/s/ Maureen Kempston Darkes Maureen Kempston Darkes	Director

/s/ Lance Liebman Lance Liebman	Director

/s/ Youssef Nasr Youssef Nasr	Director

Director
Marcel R. Coutu

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Asset Management Inc. in the United States, on November 29, 2013.

TORYS LLP

By:	/s/ Andrew J. Beck

Name: Andrew J. Beck

Title: Partner

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Annual Information Form of the Company for the financial year ended December 31, 2012, dated April 1, 2013 (incorporated by reference from Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.2	Audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2012 and 2011, together with the report of the independent registered chartered accountants thereon (incorporated by reference from Exhibit 99.2 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.3	Management’s discussion and analysis for the audited comparative consolidated financial statements referred to in Exhibit 4.2 above (incorporated by reference from Exhibit 99.2 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2012, filed on April 1, 2013).

4.4	Unaudited comparative interim consolidated financial statements of the Company for the three and nine months ended September 30, 2013 and 2012 (incorporated by reference from Exhibit 1 to the Company’s Form 6-K filed on November 14, 2013).

4.5	Management’s discussion and analysis for the unaudited comparative interim consolidated financial statements referred in Exhibit 4.4 above (incorporated by reference from Exhibit 1 to the Company’s Form 6-K filed on November 14, 2013).

4.6	Management information circular dated March 20, 2013 (incorporated by reference from Exhibit 99.2 to the Company’s Form 6-K filed on April 9, 2013).

5.1	Consent of Deloitte LLP.

5.2	Consent of Torys LLP.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement).

7.1	Trust Indenture dated as of September 20, 1995 between the Company and Computershare Trust Company of Canada (formerly Montreal Trust Company of Canada), as trustee (incorporated by reference from Exhibit 7.1 to the Company’s Form F-9 filed on January 21, 2004).